UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): May 18, 2017 (May 17, 2017)

WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2529 Virginia Beach Blvd., Suite 200
Virginia Beach, VA 23452
Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
Annual Meeting of Stockholders
Wheeler Real Estate Investment Trust, Inc.'s (the "Company") 2017 Annual Meeting of stockholders was held on May 17, 2017, in Virginia Beach, Virginia. Stockholders representing 6,856,398 shares, or 80%, of the common stock outstanding as of the record date were present in person or were represented at the meeting by proxy.
Final voting results are shown below. The election of directors was determined by a plurality of the votes cast. The other matter was determined by a majority of votes cast.
Proposal 1: Election of Directors
The following directors were elected by a plurality of the votes cast:

Nominee	Votes Cast For	Votes Withheld	Broker Non-Votes
Jon S. Wheeler	2,893,722	1,881,487	2,081,189
Kurt R. Harrington	3,660,592	1,114,617	2,081,189
Carl B. McGowan, Jr.	2,891,313	1,883,896	2,081,189
David Kelly	2,898,769	1,876,440	2,081,189
Stewart J. Brown	3,657,523	1,117,686	2,081,189
William W. King	2,868,454	1,906,755	2,081,189
Jeffrey M. Zwerdling	3,657,860	1,117,349	2,081,189
John P. McAuliffe	3,673,938	1,101,271	2,081,189
John Sweet	4,411,524	363,685	2,081,189
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
The proposal to ratify the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017 was approved by a majority of the votes cast pursuant to the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,811,059	28,874	16,465	0

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statement of businesses acquired.
Not applicable.

(b)	Pro forma financial information.
Not applicable.

(c)	Shell company transactions.
Not Applicable.

(d)	Exhibits.
Not Applicable.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler
Chairman and Chief Executive Officer
Dated: May 18, 2017